EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2015 (the “Initial Form 8-K”), on April 28, 2015, Microsemi Corporation (“Microsemi”, "we", "our", and similar terms) through our indirect wholly-owned subsidiary LLIU100 Acquisition Corp. ("Purchaser"), completed the acquisition of Vitesse Semiconductor Corporation, ("Vitesse").
The unaudited pro forma condensed combined balance sheet combines Microsemi's December 28, 2014 unaudited condensed consolidated balance sheet with Vitesse's unaudited consolidated balance sheet as of December 31, 2014. The unaudited pro forma condensed combined balance sheet gives pro forma effect as if the Vitesse acquisition had been completed on December 28, 2014.
The unaudited pro forma condensed combined statement of operations for the twelve months ended September 28, 2014 combines Microsemi's consolidated statement of operations for the twelve months ended September 28, 2014 with Vitesse's consolidated statement of operations for the twelve months ended September 30, 2014. The unaudited pro forma condensed combined statement of operations for the three months ended December 28, 2014 combines Microsemi's unaudited condensed consolidated statement of operations for the three months ended December 28, 2014 with Vitesse's unaudited consolidated statement of operations for the three months ended December 31, 2014. The unaudited pro forma condensed combined statements of operations gives pro forma effect as if the Vitesse acquisition had been completed on September 30, 2013, the first day of fiscal year 2014.
The following unaudited pro forma condensed combined financial information and related notes present the historical financial information of Microsemi and Vitesse adjusted to give pro forma effect to events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are based upon currently available information and certain assumptions that Microsemi believes are reasonable under the circumstances. The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisitions had been completed on the dates indicated, nor is it indicative of future operating results or financial position.
A final determination of fair values of assets acquired and liabilities assumed relating to the Vitesse acquisition could differ materially from the preliminary purchase price allocation. This final valuation will be based on the actual net tangible and intangible assets of Vitesse that existed as of the date of the completion of the Vitesse acquisition. The final valuation may materially change the allocation of the purchase price, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial statements.
These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Microsemi and Vitesse with the Securities and Exchange Commission.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 28, 2014
(amounts in thousands)

	Historical Microsemi	Historical Vitesse	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$182,954	$31,745	$(379,512)	(a)	$182,954
			(16,508)	(h)
			364,275	(i)
Accounts receivable	187,494	10,081	—		197,575
Inventories	202,775	15,705	22,094	(c)	240,574
Deferred income taxes, net	27,303	—	—		27,303
Other current assets	34,193	3,778	—		37,971
Total current assets	634,719	61,309	(9,651)		686,377

Property and equipment, net	150,919	2,913	—		153,832
Goodwill	885,606	—	266,142	(g)	1,151,748
Intangible assets, net	328,333	—	101,110	(d)	429,443
Deferred income taxes, net	21,024	—	—		21,024
Other assets	32,497	3,322	6,792	(i)	42,611
Total assets	$2,053,098	$67,544	$364,393		$2,485,035

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$73,155	$7,947	$—		$81,102
Accrued liabilities	84,343	15,850	(6,302)	(e)	93,891
Current portion of long-term debt	—	—	32,500	(i)	32,500
Total current liabilities	157,498	23,797	26,198		207,493

Long term debt	698,026	16,508	(16,508)	(h)	1,036,593
			338,567	(i)
Deferred income taxes	39,308	—	39,433	(f)	78,741
Other long-term liabilities	46,224	225	—		46,449

Stockholders’ equity:
Common stock	19,010	684	(684)	(j)	19,010
Capital in excess of par value of common stock	776,524	1,925,774	(1,925,774)	(j)	780,241
			3,717	(b)
Retained earnings (loss)	318,256	(1,899,444)	1,899,444	(j)	318,256
Accumulated other comprehensive loss	(1,748)	—	—		(1,748)
Total stockholders’ equity	1,112,042	27,014	(23,297)		1,115,759

Total liabilities and stockholders' equity	$2,053,098	$67,544	$364,393		$2,485,035
See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 28, 2014
(amounts in thousands, except earnings per share)

	Historical Microsemi	Historical Vitesse	Pro Forma Adjustments		Pro Forma Combined
Net sales	$1,138,263	$108,497	$—		$1,246,760
Cost of sales	526,760	44,480	17,529	(c)	588,769
Gross profit	611,503	64,017	(17,529)		657,991
Operating expenses:
Selling, general and administrative	240,946	30,981	—		271,927
Research and development	192,013	42,810	—		234,823
Amortization of intangible assets	92,809	—	14,850	(d)	107,659
Restructuring and severance charges	31,504	—	—		31,504
Total operating expenses	557,272	73,791	14,850		645,913
Operating income (loss)	54,231	(9,774)	(32,379)		12,078
Other (expenses):
Interest expense, net	(27,759)	(6,227)	6,227	(k)	(37,851)
			(10,092)	(l)
Other, net	(2,556)	(1,733)	—		(4,289)
Total other expense	(30,315)	(7,960)	(3,865)		(42,140)
Income (loss) before income taxes	23,916	(17,734)	(36,244)		(30,062)
Provision for (benefit from) income taxes	793	341	(14,135)	(m)	(13,001)
Net income (loss)	$23,123	$(18,075)	$(22,109)		$(17,061)
Earnings (loss) per share:
Basic	$0.25				$(0.18)
Diluted	$0.24				$(0.18)
Weighted-average common shares outstanding:
Basic	92,891				92,891
Diluted	94,511				92,891
See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 28, 2014
(amounts in thousands, except earnings per share)

	Historical Microsemi	Historical Vitesse	Pro Forma Adjustments		Pro Forma Combined
Net sales	$303,574	$24,755	$—		$328,329
Cost of sales	135,501	10,053	—		145,554
Gross profit	168,073	14,702	—		182,775
Operating expenses:
Selling, general and administrative	60,117	7,415	—		67,532
Research and development	47,515	11,437	—		58,952
Amortization of intangible assets	23,560	—	3,463	(d)	27,023
Restructuring and severance charges	7,142	—	—		7,142
Total operating expenses	138,334	18,852	3,463		160,649
Operating income (loss)	29,739	(4,150)	(3,463)		22,126
Other (expenses):
Interest expense, net	(6,153)	(818)	818	(k)	(8,489)
			(2,336)	(l)
Other, net	(469)	(28)	—		(497)
Total other expense	(6,622)	(846)	(1,518)		(8,986)
Income (loss) before income taxes	23,117	(4,996)	(4,981)		13,140
Provision for (benefit from) income taxes	3,426	45	(1,943)	(m)	1,528
Net income (loss)	$19,691	$(5,041)	$(3,038)		$11,612
Earnings per share:
Basic	$0.21				$0.12
Diluted	$0.21				$0.12
Weighted-average common shares outstanding:
Basic	93,925				93,925
Diluted	95,115				95,115
See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The total estimated consideration as shown in the table below is allocated to Vitesse's tangible and intangible assets and liabilities based on their estimated fair values as of the assumed acquisition date (amounts in thousands):

Calculation of consideration:
Cash	$379,512	(a)
Fair value of assumed equity awards allocated to purchase price	3,717	(b)
	$383,229

Preliminary allocation of consideration:
Book value of Vitesse net assets as of the pro forma acquisition date	$27,014
Adjustments to historical net book value:
Inventories	22,094	(c)
Identifiable intangible assets	101,110	(d)
Deferred revenue	6,302	(e)
Deferred tax liability	(39,433)	(f)
Adjusted book value of Vitesse net assets as of the pro forma acquisition date	$117,087

Adjustment to goodwill	$266,142	(g)

(a)	Amount represents consideration paid to Vitesse shareholders and directors and executive officers under change in control agreements in place as of the acquisition date.

(b)
Amount represents a preliminary estimate of the fair value of vested assumed equity awards. The fair value of assumed stock options was calculated using the Black-Scholes pricing model and the fair value of assumed restricted stock units was calculated using the prior day closing price of Microsemi common stock immediately before the April 28, 2015 acquisition date of $33.01.

(c)
Amount on the unaudited pro forma condensed combined balance sheet represents the adjustment to state inventories acquired as of a pro forma acquisition date of December 28, 2014 to estimated fair value, less cost to sell. Amount on the unaudited pro forma condensed combined statement of operations for the twelve months ended September 28, 2014 represents the cost of sales from the pro forma adjustment. The pro forma adjustment on the unaudited pro forma condensed combined statement of operations for the twelve months ended September 28, 2014 is based on a pro forma acquisition date of September 30, 2013.

(d)	The preliminary allocation of identifiable intangible assets and their estimated useful lives are as follows (dollar amounts in thousands):

			Pro Forma Amortization Expense
	Asset Amount	Weighted Average Useful Life (Years)	Twelve Months Ended September 28, 2014	Three Months Ended December 28, 2014
Completed technology	$85,900	7	$12,271	$3,068
Customer relationships	14,210	9	1,579	395
Other	1,000	1	1,000	—
	$101,110		$14,850	$3,463

(e)	Amount represents the adjustment to state the $6.3 million in deferred revenue on the historical Vitesse balance sheet from shipments at distributors to estimated fair value.

(f)	Amount represents deferred tax liabilities, calculated at a statutory effective rate of 39%, related to the preliminary allocation of identifiable intangible assets.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(g)	The factors that contributed to a purchase price resulting in the recognition of goodwill include:

•	The premium paid over market capitalization immediately prior to the merger announcement.

•	Our belief that the merger will create a more diverse semiconductor company with expansive offerings which will enable us to expand our product offerings.

•
Our belief that both companies are committed to improving cost structures and that our combined efforts after the merger should result in a realization of cost savings and an improvement of overall efficiencies.

(h)	Amount represents the principal payment of Vitesse long-term debt.

(i)
Amount represents incremental term loan borrowings of $325.0 million and revolver borrowing of $45.7 million under Amendment No. 6 to our existing Amended and Restated Credit Agreement (the “Amended Credit Agreement"). In conjunction with the Amended Credit Agreement and related borrowings, we paid $6.8 million in financing costs that we have deferred and will recognize over the term of the facility.

(j)	Amounts represent the elimination of Vitesse's historical equity accounts.

(k)	Amounts represent pro forma adjustments to reflect the elimination of interest expense based on the assumption that existing Vitesse debt would have been repaid at the acquisition date.

(l)	Amounts represent incremental interest expense from incremental term loan and revolver borrowing with assumptions as follows (amounts in thousands, except for percentages):

	Year Ended September 28, 2014	Quarter Ended December 28, 2014
Principal outstanding	$370,669	$338,169
Interest rate	2.3%	2.3%
Interest expense before amortization of deferred financing costs	8,525	1,944
Amortization of deferred financing costs	1,567	392
Interest expense	$10,092	$2,336
For the quarter ended December 28, 2014, the principal reduction of $32.5 million represents the minimum amortization of term loan A required under the Amended Credit Agreement. Amortization of deferred financing costs relates to the $6.8 million in financing costs that will be recognized over term of the facility.

(m)	Amount represents a pro forma benefit from income taxes on the pro forma adjustments calculated at a statutory effective rate of 39%.